Exhibit 5.1
[Dow, Lohnes & Albertson, PLLC Letterhead]
April 20, 2006
Youbet.com, Inc.
5901 De Soto Avenue
Woodland Hills, California 91367
     Re:     Registration Statement on Form S-3
Gentlemen:
     We have acted as special counsel to Youbet.com, Inc., a Delaware corporation (“Youbet”), in connection with the preparation of the Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pertaining to 2,181,818 shares (the “Shares”) of Youbet’s Common Stock, $0.001 par value per share, to be offered and sold from time to time by the selling stockholder identified in the Registration Statement.
     In preparing this opinion, we have reviewed (i) the Registration Statement, (ii) Youbet’s Certificate of Incorporation, as amended to date, (iii) Youbet’s Amended and Restated Bylaws, as amended to date, and (iv) certain resolutions of the Board of Directors of Youbet relating to the Shares and the Registration Statement.
     With respect to the foregoing documents, we have assumed: (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons, and (ii) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own but rather have relied solely upon certificates of officers of Youbet, the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.
     As to matters of law set forth below, our opinion is limited to matters of law arising under the General Corporation Law of the State of Delaware and federal law of the United States of America, insofar as such laws apply (collectively “Applicable Law”); provided, however, that the term Applicable Law includes only those laws and regulations that a lawyer exercising customary professional diligence would reasonably recognize as being directly applicable to the issuance and sale of the Shares and does not include laws of the type described in Section 19 of

Youbet.com, Inc.
April 20, 2006

the Legal Opinion Accord of the American Bar Association Section of Business Law (1991). We express no opinion as to conflicts of law rules or the laws of any states or jurisdictions, including federal laws regulating securities or the rules and regulations of stock exchanges or any other regulatory body, other than as specified above.
     In rendering this opinion, we have assumed that, at the time Shares are offered and sold, (i) the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and (ii) all Shares will be sold in compliance with applicable federal and state securities laws and in the manner contemplated in the Registration Statement.
     Based upon and subject to the foregoing and any other qualifications stated herein, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.
     This opinion is as of the date hereof. We assume no obligation to advise you of any changes to the foregoing subsequent to the delivery of this opinion letter. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement; provided, however, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

DOW, LOHNES & ALBERTSON, PLLC

By:	/s/ Thomas D. Twedt Thomas D. Twedt, Member